UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 8, 2026

RB Global, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Westbrook Corporate Center, Suite 500,Westchester, Illinois 60154

(Address of principal executive offices) (Zip Code)

(708) 492-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2026, RB Global, Inc. (the “Company”) announced the appointment of Steve Steinberg, 62, as the Company’s Chief Financial Officer effective October 7, 2026.

Mr. Steinberg brings extensive senior executive financial leadership experience to the Company. Most recently, Mr. Steinberg served as the Company’s Senior Vice President and Head of Strategic Planning and Decision Support since 2025. Mr. Steinberg joined the Company in 2016 and served as Business Unit CFO and Vice President, North America from 2016 to 2020, as Vice President Global FP&A & Advanced Analytics from 2020 to 2023, and then as Senior Vice President Global FP&A & Advanced Analytics until taking on his most recent role in 2025 where he led the offices of strategic portfolio management, global FP&A, commercial operations, pricing and field enablement teams.

As a seasoned executive, Mr. Steinberg has held several leadership roles spanning the telecommunications, wireless, technology and education industries with Follett Learning, Oracle/Sun Microsystems, Verizon/MCI Communications and Ameritech/AT&T Wireless. Mr. Steinberg has more than 30 years of experience helping teams navigate strategic transformation, growth acceleration and execution precision across large, complex decision environments. Mr. Steinberg has held leadership roles in finance and accounting, business operations, pricing and commercial program management, strategy and business development, and in leading go-to-market sales and service organizations.

Mr. Steinberg holds a Master of Science in accounting and finance from Roosevelt University and a Bachelor of Arts in business administration from Carthage College.

In connection with Mr. Steinberg’s appointment as Chief Financial Officer, Ritchie Bros. Auctioneers (America) Inc. (the “Employer”) and Mr. Steinberg entered into an employment agreement (the “Employment Agreement”) on October 7, 2026, with a commencement date of October 7, 2026. Under the terms of the Employment Agreement, Mr. Steinberg is entitled to: (i) an annual base salary of USD $625,000; (ii) an annual bonus opportunity (an “STI Bonus”) with a target amount equal to 100% of his base salary (and subject to a maximum payout opportunity of 200% of his base salary consistent with the terms of the Company’s Short-Term Incentive Bonus Plan); and (iii) an annual long-term incentive grant (“LTI Grant”) equal to 400% of his base salary to be comprised of a mix of equity that may include restricted share units, performance share units or stock options, and (iv) certain other benefits and perquisites. The specific terms and conditions for the LTI Grant will be based on the relevant plan and award documents. The LTI Grant is subject to approval by the Compensation Committee of the Company’s board of directors.

The Employer may terminate Mr. Steinberg for “cause,” as defined in the Employment Agreement, immediately and without any advance notice, or in certain circumstances, subject to a cure period of 30 days. If the Employer terminates Mr. Steinberg due to “cause,” death, disability, or retirement, or if Mr. Steinberg resigns employment without “good reason,” the Employer will pay Mr. Steinberg certain accrued obligations, but Mr. Steinberg will not be entitled to any further compensation, separation benefits, incentives, or bonuses. Mr. Steinberg may terminate his employment for “good reason,” as defined in the Employment Agreement, by providing written notice within 90 days after the occurrence of an event giving rise to good reason, subject to a cure period of 30 days and his employment terminating within 30 days after the expiration of such cure period.

If Mr. Steinberg’s employment is terminated without “cause” or with “good reason,” Mr. Steinberg will be entitled to:

•	Eighteen (18) months’ base salary and STI Bonus at target;

•	All equity awards will be governed by the terms of the relevant plan;

•	An STI Bonus (at target) for the year of termination of employment, pro-rated based on the number of days of employment in the year up to the termination date; and

•	Payment or reimbursement of the cost of COBRA continuation coverage until the earlier of the first anniversary of the termination of Mr. Steinberg’s employment or the date on which he becomes eligible for other comparable group health coverage;

in each case, conditioned on Mr. Steinberg signing, and not revoking, a general release of claims in a form and substance satisfactory to the Employer.

Under the Employment Agreement, Mr. Steinberg is prohibited from soliciting an employee of Employer to leave their employment with Employer or soliciting certain clients or customers of the Employer during a period of 12 months following termination. Further, the Employment Agreement prohibits Mr. Steinberg from competing against the Company in Canada or the United States for a period of 12 months following termination. The Employment Agreement also prohibits Mr. Steinberg from disclosing confidential information relating to the Employer.

Under the Employment Agreement, the Employer and Mr. Steinberg agreed to certain change of control provisions (the “Change of Control Provisions”). For purposes of the Change of Control Provisions, a “change of control” means:

(i)	a person, or group of persons acting jointly or in concert, acquiring or accumulating beneficial ownership of more than 50% of the voting shares of the Company;

(ii)	a person, or group of persons acting jointly or in concert, holding at least 25% of the voting shares of the Company and being able to change the composition of the Board of Directors by having the person’s, or group of persons’, nominees elected as a majority of the Board of Directors of the Company;

(iii)	the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company, over a period of one year or less, in any manner whatsoever and whether in one transaction or in a series of transactions or by plan of arrangement; or

(iv)	a reorganization, merger or consolidation or sale or other disposition of substantially all the assets of the Employer (a “Business Combination”), unless following such Business Combination the Company beneficially owns all or substantially all of the Employer’s assets either directly or through one or more subsidiaries.

A “double trigger” event requires a change of control and either termination of Mr. Steinberg’s employment with the Employer (i) by the Employer without “cause,” as defined in the Employment Agreement, within two years following a change of control; or (ii) by Mr. Steinberg for “good reason,” as defined in the Employment Agreement, within one (1) year following a change of control. Upon a “double trigger” event, in addition to any accrued obligations, Mr. Steinberg will be entitled to a lump sum cash amount equal to the aggregate of one and one-half (1.5) times base salary; one and one-half (1.5) times at-target STI Bonus; one and one-half (1.5) times the annual premium cost that would be incurred by the Employer to continue to provide to Mr. Steinberg all health, dental and life insurance benefits provided to Mr. Steinberg immediately before the termination date; and an amount calculated by dividing by 365 Mr. Steinberg’s target bonus under the STI Bonus for the fiscal year in which the termination date occurs, and multiplying that number by the number of days completed in the fiscal year as of the termination date. In addition, Mr. Steinberg will continue to have all rights under the applicable stock option and performance share unit plans and agreements with respect to outstanding stock options and performance share units. The Change of Control Provisions also provide that no payments will be made (other than accrued obligations) unless Mr. Steinberg signs, and does not revoke, a general release of claims in a form and substance satisfactory to the Employer.

Mr. Steinberg has no family relationship with any of the executive officers or directors of the Company. Since the beginning of the Company’s last fiscal year, Mr. Steinberg does not have a material interest, direct or indirect, in any other transaction or proposed transaction with the Company involving an amount exceeding $120,000.

On October 8, 2026, in connection with Mr. Steinberg’s appointment, the Company announced the departure of each of Eric Guerin (the former Chief Financial Officer) and Steve Lewis (Chief Operating Officer). Mr. Guerin’s last day was October 6, 2026 and Mr. Lewis’s last day is expected to be October 9, 2026. Each of Mr. Guerin and Mr. Lewis will receive severance and other customary benefits that they are each entitled to receive under their respective employment agreements.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on October 8, 2026 announcing Mr. Steinberg’s appointment and Mr. Guerin’s and Mr. Lewis’s departures. A copy of the press release is furnished with this 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 8, 2026.
104	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RB GLOBAL, INC.

By:	/s/ Ryan Welsh
Ryan Welsh
VP Legal & Corporate Secretary

Date: October 8, 2026